UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2004

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555
(Registrant’s telephone number, including area code)

Item 12.           Results of Operations and Financial Condition

On January 6, 2004, Overland Storage, Inc. issued a press release raising its previous revenue and earnings estimates for its second fiscal quarter ended December 31, 2003.  The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1

Non-GAAP Financial Measures

The press release furnished herewith includes revised earnings estimates on both a GAAP and pro forma basis.  This is consistent with previous guidance given by the Company.  The pro forma numbers exclude the non-cash amortization of the $9.0 million intangible asset (including the gross up effect related to deferred taxes) that arose from the Company’s June 2003 acquisition of Okapi Software, Inc.  The intangible is being amortized to cost of goods sold over five years, the estimated life of the acquired products.  The quarterly amortization amounts to $449,000 on a pretax basis, $292,000 net of taxes and $0.02 per diluted share.  Overland did not begin shipping the products gained from the acquisition until August 2003, and expects that sales of these products will grow sequentially during the four quarters of fiscal year 2004.  Because GAAP requires that the intangible asset be amortized at a minimum on a straight line basis commencing immediately upon acquisition, the amortization in the first fiscal quarter ended September 30, 2003 exceeded the amount of revenue generated by the product, thereby resulting in a negative gross profit for the product line and a depression of the Company’s overall gross margin.  It is expected that this will also be the case in the second fiscal quarter ended December 31, 2003.  During the product introduction sales ramp-up expected to occur throughout fiscal year 2004, management will evaluate the performance of this new product line excluding the amortization charge, and allocate resources based on such evaluation.  The Company therefore believes that the pro forma numbers provide useful information to investors concerning Overland’s operating results, and permit a more meaningful comparison to historical financial results, which did not include amortization charges.  The Company considered the capital costs of the acquisition when it modeled the expected benefits, and management expects that revenues from the product will increase by the end of fiscal year 2004 to a level sufficient to generate a more normalized product gross margin on a GAAP basis.  Accordingly, the Company intends to discontinue reporting pro forma results beginning in fiscal 2005.  Although management believes the above non-GAAP financial measures enhance investors’ understanding of the Company’s business and performance, these non-GAAP financial measures are inherently limited in that they exclude certain costs which are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its revenues.  Accordingly, these pro forma results should be considered together with GAAP results, rather than as an alternative to GAAP basis financial measures.

This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: January 6, 2004	/s/ Vernon A. LoForti
	By:	Vernon A. LoForti
Vice President & CFO